Exhibit 99.1

Titan Machinery Inc. Announces Fiscal First Quarter Ended April 30, 2012 Results

-First Quarter Revenue Increased 33% to $422 Million-

-Company Continued to Execute on Acquisition Strategy in Upper Midwest and Internationally-

- Company Reiterates Fiscal 2013 Revenue and Earnings Per Diluted Share Guidance -

West Fargo, ND – June 7, 2012 – Titan Machinery Inc. (Nasdaq: TITN), a leading network of full-service agricultural and construction equipment stores, today reported financial results for the fiscal first quarter ended April 30, 2012.

Fiscal 2013 First Quarter Results

For the first quarter of fiscal 2013, revenue increased 32.5% to $421.7 million from revenue of $318.2 million in the first quarter last year.  All four of the Company’s revenue sources—equipment, parts, service, and rental and other—contributed to this period-over-period revenue growth.  Equipment sales were $322.5 million for the first quarter of fiscal 2013, compared to $249.2 million in the first quarter last year.  Parts sales were $58.8 million for the first quarter of fiscal 2013, compared to $41.9 million in the first quarter last year.  Revenue generated from service was $29.8 million for the first quarter of fiscal 2013, compared to $21.0 million in the first quarter last year.  Revenue from rental and other increased to $10.6 million from $6.1 million in the first quarter last year.

Gross profit for the first quarter of fiscal 2013 was $70.4 million, compared to $52.8 million in the first quarter last year. The Company’s gross profit margin was 16.7% in the first quarter of fiscal 2013, compared to 16.6% in the first quarter last year.  Gross profit from parts, service, and rental and other for the first quarter of fiscal 2013 was 57% of overall gross profit and increased to $40.0 million from $26.9 million in the first quarter of last year.

Operating expenses were 13.0% of revenue for the first quarter of fiscal 2013, compared to 12.4% for the first quarter of last year, reflecting a larger portion of overall business coming from the Construction segment which generally has higher operating expenses such as occupancy costs and expenses related to the Construction segment’s rental business.

Pre-tax income for the first quarter of fiscal 2013 was $12.4 million, flat compared to the first quarter last year.  Pre-tax margin was 2.9% for the first quarter of fiscal 2013, compared to 3.8% in the first quarter last year.  Pre-tax Agriculture segment income was $14.3 million for the first quarter of fiscal 2013, compared to $13.0 million in the first quarter last year.  Pre-tax Construction segment loss was $0.4 million for the first quarter of fiscal 2013, compared to pre-tax Construction segment income of $0.7 million in the first quarter last year. The year over year decline in Company pre-tax margin was primarily due to increased operating expenses associated with the recently expanded rental business occurring in the seasonally slower first quarter as well as increased floorplan expense due to higher inventory levels.

Net income attributable to common stockholders for the first quarter of fiscal 2013 was $7.5 million, compared to $7.2 million in the first quarter last year.  Earnings per diluted share for the first quarter of fiscal 2012 were $0.36 on approximately 21.0 million weighted average diluted common shares outstanding, compared to $0.40 on approximately 18.1 million weighted average diluted common shares outstanding in the first quarter last year.  The 15.6% increase in weighted average diluted common shares outstanding was primarily due to the Company’s May 2011 follow-on offering.

Balance Sheet

The Company ended the first quarter of fiscal 2013 with cash and cash equivalents of $106.7 million.  The Company’s inventory level was $823.2 million as of April 30, 2012, compared to $748.0 million at the end of fiscal 2012.  The increase in inventory primarily reflects an increase in new equipment to support the Company’s revenue outlook for fiscal 2013.  The Company’s used equipment decreased during the first quarter of fiscal 2013.  The Company had available $274.2 million of its $800 million total discretionary floorplan lines of credit as of April 30, 2012.

On April 24, 2012, the Company completed a private offering of $150.0 million aggregate principal amount of 3.75% convertible senior notes due 2019.  The net proceeds from the offering were approximately $145.2 million after deducting the initial purchasers’ discounts and commissions and estimated expenses payable by the Company. The Company expects to use the net proceeds from the offering of the notes for working capital and general corporate purposes, which could include repaying portions of its floorplan financing facilities, long-term debt, and the acquisition of, or investment in, companies or assets that complement its business.

Acquisitions & New Store Opening

In fiscal 2013 to date, the Company completed five acquisitions, consisting of three agriculture equipment dealership locations in the United States, three construction equipment dealership locations in the United States, one independent rental yard location in the United States, and seven agriculture equipment dealership locations in Europe.  The Company also opened one new agriculture equipment dealership in Europe.

The Company’s expansion into Europe represents an additional growth platform and an opportunity to capture a larger percentage of the global agriculture economy by leveraging the Company’s proven operating model and dealership experience.  In addition, the Company expanded its construction footprint into Colorado with the acquisition of three locations and increased the size of its rental business with an additional rental yard acquisition.  The Company continues to execute on its agriculture acquisitions and strengthen its contiguous network of dealerships in the Upper Midwest.

Management Comments

David Meyer, Titan Machinery’s Chairman and Chief Executive Officer, stated, “During the first quarter, we generated strong organic and acquired revenue growth in both our Agriculture and Construction segments as our business continues to benefit from a favorable operating environment, including a healthy agriculture economy and steady improvements in the construction market in our footprint.  We have recently made several key acquisitions across all growth platforms including Agriculture Retail, Construction Retail, International and Rental.  Based on our first quarter results and the outlook for remainder of this fiscal year, we are reiterating our annual revenue and net income guidance and remain on track to deliver another record year in fiscal 2013.”

Mr. Meyer continued, “In the first quarter, we completed a private offering of convertible senior notes, which offers us added flexibility within our capital structure, increases our liquidity and provides fixed rate long-term financing that we believe will enable us to fund future opportunities at an attractive rate.  We believe our enhanced financial flexibility and strong balance sheet will enable us to capitalize on selective and strategic opportunities in the future.”

Reiterating Fiscal 2013 Outlook

The Company evaluates its financial performance based on its customers’ annual production cycles as opposed to a quarterly basis, due to weather fluctuations and the seasonal nature of each customer’s business. The Company is reiterating its previous guidance and continues to expect to achieve increased revenue for the full year ending January 31, 2013 in a range of $1.95 billion to $2.1 billion. Net income attributable to common stockholders is expected to be in the range of $53.8 million to $58.0 million, resulting in earnings per diluted share range of $2.55 to $2.75 based on estimated weighted average diluted common shares outstanding of 21.1 million.  For comparative purposes, the Company generated revenue of $1.66 billion in fiscal year 2012 and net income attributable to common stockholders for fiscal 2012 was $43.8 million, or $2.18 per diluted share, based on weighted average diluted common shares outstanding of 20.1 million.

Conference Call and Presentation Information

The Company will host a conference call and audio webcast today at 7:30 a.m. Central time (8:30 a.m. Eastern time).  A copy of the presentation that will accompany the prepared remarks from the conference call is available on the Company’s website under Investor Relations at www.titanmachinery.com.  An archive of the audio webcast will be available on the Company’s website under Investor Relations at www.titanmachinery.com 30 days following the audio webcast.

Investors interested in participating in the live call can dial (877) 545-1414 from the U.S.  International callers can dial (719) 325-4786.  A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, June 21, 2012, by dialing (877) 870-5176 from the U.S., or (858) 384-5517 from international locations, and entering confirmation code 3749375.

About Titan Machinery Inc.

Titan Machinery Inc., founded in 1980 and headquartered in West Fargo, North Dakota, is a multi-unit business with mature locations and newly-acquired locations. The Company owns and operates a network of full service agricultural and construction equipment stores in the United States and Europe. The Titan Machinery network consists of 98 North American dealerships in North Dakota, South Dakota, Iowa, Minnesota, Montana, Nebraska, Wyoming, Wisconsin, and Colorado, including two outlet stores, as well as 10 European dealerships in Romania and Bulgaria. The Titan Machinery dealerships represent one or more of the CNH Brands (NYSE: CNH), a majority-owned subsidiary of Fiat Industrial (Milan: FI.MI), including Case IH, New Holland Agriculture, Case Construction, New Holland Construction, Kobelco and CNH Capital. Additional information about Titan Machinery Inc. can be found at www.titanmachinery.com.

Forward Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include statements regarding the integration of and benefits from recent acquisitions, the benefits of and use of proceeds from the Company’s recent convertible notes offering, additional growth and domestic and international acquisition opportunities and the Company’s ability to capitalize on such opportunities, industry operating environment expectations, growth and profitability expectations, and the expected results of operations for the fiscal year ending January 31, 2013, involve known and unknown risks and uncertainties that may cause Titan Machinery’s actual results in current or future periods to differ materially from forecasted results.  The Company’s risks and uncertainties include, among other things, a substantial dependence on a single distributor, the continued availability of organic growth and acquisition opportunities, potential difficulties integrating acquired stores, industry supply levels, fluctuating agriculture and construction industry economic conditions, the success of recently implemented initiatives within the Company’s Construction segment, the uncertainty and fluctuating conditions in the capital and credit markets, difficulties in conducting international operations, governmental agriculture policies, seasonal fluctuations, climate conditions, disruption in receiving ample inventory financing, and increased competition in the geographic areas served.  These and other risks are more fully described in Titan Machinery’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K.  Titan Machinery conducts its business in a highly competitive and rapidly changing environment.  Accordingly, new risk factors may arise. It is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on Titan Machinery’s business or the extent to which any individual risk factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Titan Machinery disclaims any obligation to update such factors or to publicly announce results of revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Investor Relations Contact:

ICR, Inc.

John Mills, jmills@icrinc.com

Senior Managing Director

310-954-1105

TITAN MACHINERY INC.

Consolidated Balance Sheets

(in thousands, except per share data)

	April 30,	January 31,
	2012	2012
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$106,717	$79,842
Receivables, net	53,679	82,518
Inventories	823,195	748,047
Prepaid expenses	5,128	2,108
Income taxes receivable	—	3,140
Deferred income taxes	5,256	5,370
Total current assets	993,975	921,025

INTANGIBLES AND OTHER ASSETS
Noncurrent parts inventories	3,147	2,792
Goodwill	26,255	24,404
Intangible assets, net of accumulated amortization	11,459	10,793
Other	7,850	2,776
Total intangibles and other assets	48,711	40,765

PROPERTY AND EQUIPMENT, net of accumulated depreciation	167,759	126,282

TOTAL ASSETS	$1,210,445	$1,088,072

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$37,322	$28,424
Floorplan notes payable	571,170	552,428
Current maturities of long-term debt and short-term advances	4,566	4,755
Customer deposits	25,247	49,540
Accrued expenses	21,903	26,735
Income tax payable	233	—
Total current liabilities	660,441	661,882

LONG-TERM LIABILITIES
Senior convertible notes	123,378	—
Long-term debt, less current maturities	21,607	57,405
Deferred income taxes	38,926	28,592
Other long-term liabilities	2,087	2,854
Total long-term liabilities	185,998	88,851

STOCKHOLDERS’ EQUITY
Common stock, par value $.00001 per share, authorized - 25,000 shares; issued and outstanding - 20,939 at April 30, 2012 and 20,911 at January 31, 2012	—	—
Additional paid-in-capital	234,651	218,156
Retained earnings	125,848	118,251
Accumulated other comprehensive income (loss)	112	(70)
Total Titan Machinery Inc. stockholders’ equity	360,611	336,337
Noncontrolling interest	3,395	1,002
Total stockholders’ equity	364,006	337,339

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,210,445	$1,088,072

TITAN MACHINERY INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended April 30,
	2012	2011
	(Unaudited)	(Unaudited)
REVENUE
Equipment	$322,528	$249,229
Parts	58,844	41,910
Service	29,752	20,964
Rental and other	10,599	6,062
TOTAL REVENUE	421,723	318,165

COST OF REVENUE
Equipment	292,085	223,301
Parts	40,653	29,720
Service	10,363	7,908
Rental and other	8,213	4,433
TOTAL COST OF REVENUE	351,314	265,362

GROSS PROFIT	70,409	52,803

OPERATING EXPENSES	54,856	39,436

INCOME FROM OPERATIONS	15,553	13,367

OTHER INCOME (EXPENSE)
Interest and other income	488	285
Floorplan interest expense	(2,898)	(1,162)
Interest expense other	(793)	(275)

INCOME BEFORE INCOME TAXES	12,350	12,215

PROVISION FOR INCOME TAXES	(4,891)	(4,947)

NET INCOME INCLUDING NONCONTROLLING INTEREST	7,459	7,268

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	138	—

NET INCOME ATTRIBUTABLE TO TITAN MACHINERY INC.	$7,597	$7,268

NET INCOME ALLOCATED TO PARTICIPATING SECURITIES	(70)	(68)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7,527	$7,200

EARNINGS PER SHARE - DILUTED	$0.36	$0.40
WEIGHTED AVERAGE COMMON SHARES - DILUTED	20,962	18,141

TITAN MACHINERY INC.

Segment Results

(in thousands)

	Three Months Ended April 30,
	2012	2011	% Change
	(Unaudited)	(Unaudited)
Revenues
Agriculture	$360,135	$286,978	25.5%
Construction	81,608	44,139	84.9%
Segment revenue	441,743	331,117	33.4%
Eliminations	(20,020)	(12,952)	(54.6)%
Total	$421,723	$318,165	32.5%

Income (Loss) Before Income Taxes
Agriculture	$14,338	$12,959	10.6%
Construction	(380)	652	(158.3)%
Segment income (loss) before income taxes	13,958	13,611	2.5%
Shared Resources	(752)	(1,127)	33.3%
Eliminations	(856)	(269)	(218.2)%
Total	$12,350	$12,215	1.1%

Note: The Company reports its revenues and income (loss) before income taxes at the segment level before inter-company eliminations.